UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-673-8435

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

Global Energy announced the resignation of Hezy Ram from its Board of Directors as of December 31, 2009 Mr. Ram wrote us that his ongoing obligations of his current position with "Ram Power"  do not allow him the time to perform his duties as board member of Global Energy.  The company thanks Mr. Ram for the valuable time he worked with the company and wishes him success.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

By: /s/ Asi Shalgi
Asi Shalgi President and Chief Executive Officer
Date: January 4, 2010

January 4, 2010

Asi Shalgi
Chief Executive Officer
Global Energy
America Bul. 5fl
35 Shaul Hamelech St.
Tel Aviv, 61181
Israel

Dear Asi,

I am writing to formally notify you of my desire to resign from my position on the Board of Directors for Global Energy, effective December 31, 2009.

The on-going demands in my current position with Ram Power Corp. does not allow me the time necessary to perform my duties as director in your company.

I appreciate the opportunity to have served on the board and thank you for your support. I wish you and the company much success in the future.

Sincerely,

/s/ Hezy Ram
Hezy Ram

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